Your Vote Counts! BILLIONTOONE, INC. 1035 O’BRIEN DRIVE MENLO PARK, CA 94025 UNITED STATES BillionToOne, Inc. 2026 Annual Meeting Vote by June 9, 2026 11:59 PM ET You invested in BillionToOne, Inc. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 10, 2026. Vote Virtually at the Meeting* June 10, 2026 9:00 a.m. PDT Virtually at: www.virtualshareholdermeeting.com/BLLN2026 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V93540-P46741 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V93541-P46741 1. Election of Directors For Nominees: 01) Oguzhan Atay 02) Akshay Rai 2. Ratify the appointment of PricewaterhouseCoopers LLP as BillionToOne, Inc.’s independent registered public accounting firm for the year ending December 31, 2026. For